As filed with the Securities and Exchange Commission on January 12, 1996
                                                 Registration No. 033-_____


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                                __________________

                                     FORM S-3
                              Registration Statement
                                       Under
                            The Securities Act of 1933
                                __________________

                            THERMO ELECTRON CORPORATION
              (Exact name of registrant as specified in its charter)

                                ------------------

             Delaware                                          04-2209186
   (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                          Identification No.)

                                ------------------

                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046
                                  (617) 622-1000
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                __________________

                           Sandra L. Lambert, Secretary
                            Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                              Waltham, MA  02254-9046
                                  (617) 622-1000
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                    Copies to:
                            Seth H. Hoogasian, Esquire
                                  General Counsel
                            Thermo Electron Corporation
                                  81 Wyman Street
                        Waltham, Massachusetts 02254-9046
                               ______________________

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
   following box.  [   ]
PAGE

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend
 or interest reinvestment plans, please check the following box.   [ x ]

                                __________________

                          CALCULATION OF REGISTRATION FEE

                                Proposed
      Title of                  Maximum       Proposed
     securities     Amount      Offering      Maximum       Amount of
       to be         to be     Price Per     Aggregate     Registration
     registered   registered     Share     Offering Price      Fee
   Common Stock,
     $1.00 par      7,312
     value per      shares     $46 15/16    $343,207 (1)     $119 (1)
       share                      (1)


 (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on January 11, 1996.


                             -------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
 SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


PAGE

   PROSPECTUS

                                   7,312 Shares

                            THERMO ELECTRON CORPORATION

                                   Common Stock

    This Prospectus relates to 7,312 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Thermo Electron Corporation (the "Company"). The Shares may be offered by a certain shareholder of the Company (the "Selling Shareholder") from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholder and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally acquired by the Selling Shareholder from Thermo Power Corporation, a majority-owned subsidiary of the Company ("Thermo Power"), pursuant to a Stock Purchase Agreement dated as of December 27, 1995 by and among Thermo Power, the Selling Shareholder and the Company. See "Selling Shareholder."

                                   _____________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   _____________


     None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


   __________, 1996

                                        1
PAGE

                                   _____________


     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.







































                                        2
PAGE

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).


                                    THE COMPANY

    The Company develops, manufactures and markets environmental monitoring and analysis instruments, biomedical products including heart-assist systems, mammography systems and respiratory care products, paper-recycling and papermaking equipment, alternative-energy systems, industrial process equipment, and other specialized products. The Company also provides environmental and metallurgical services and conducts advanced technology research and development. The Company performs its business through its divisions and wholly owned subsidiaries, as well as majority-owned subsidiaries that are partially owned by the public or by private investors.

    The Company has developed leading market positions in many lines of business, including environmental monitoring and analysis instruments, mammography systems, biomass power plants, and paper-recycling equipment and papermaking accessories. The Company is currently seeking to establish leading market positions in the fields of left ventriclar-assist devices, explosives-detection systems, thermal soil-remediation services and dedicated


                                        3
PAGE
natural gas engines. The Company is developing new products in its Advanced Technologies segment, as well as other segments.

     A key element in the Company's growth has been its ability to commercialize innovative products and services emanating from research and development activities conducted at the Company's various subsidiaries and divisions. The Company's strategy has been to identify business opportunities arising from social, economic and regulatory issues and to seek a leading market share through the application of proprietary technology. As part of this strategy, the Company continues to focus on the acquisition of complementary businesses that can be integrated into existing core businesses to leverage the Company's access to new markets.

     The Company believes that maintaining an entrepreneurial atmosphere is essential to continuing its growth and development. In order to preserve this environment, the Company adopted the strategy of having certain subsidiaries sell a minority interest to outside investors. The Company believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock options, as well as capital to support the subsidiaries' growth. The Company's wholly owned and majority-owned subsidiaries are provided with centralized strategic planning, corporate development, administrative, financial and other services that would not be available to many independent companies of similar size. As of November 1, 1995, the Company had 16 subsidiaries that have sold minority equity interests, 12 of which are publicly traded.

     The Company, a Delaware corporation, was incorporated in 1956, completed its initial public offering in 1967, and was listed on the New York Stock Exchange in 1980. The principal executive office of the Company is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone:
617-622-1000).


                                RECENT DEVELOPMENTS


     On March 1, 1995, the Company's Thermo Instrument Systems Inc. ("Thermo Instrument") subsidiary entered into an agreement with Fisons plc ("Fisons") to acquire the Scientific Instruments Division of Fisons for approximately 202 million British pounds sterling. On April 13, 1995, Thermo Instrument announced that it had received a "second request" for information regarding the transaction from the U.S. Federal Trade Commission ("FTC"). The FTC and the Office of Fair Trading in England ("OFT") have expressed concern that completion of the transaction in its original form would affect the competition in the market for mass spectrometers. On November 1, 1995, Thermo Instrument and Fisons entered into an amendment to the agreement that, among other things, extends the termination date of the agreement from November 17, 1995 to March 31, 1996, and establishes a framework for modifying the transaction to satisfy the concerns of the FTC and OFT. On November 17, 1995, Thermo Instrument announced that it had received clearance to complete the acquisition from the Bundeskartellamt, Germany's competition regulatory authority. In addition to receipt of required competition regulatory approvals, completion of the transaction is subject to consent of certain third parties and the satisfaction of other customary closing conditions.


                                        4
PAGE

     On January 3, 1996, the Company sold at par $585 million principal amount of its 4 1/4% Convertible Subordinated Debentures due 2003. The debentures are convertible at the option of the holders thereof into shares of Common Stock at an initial conversion price (subject to future adjustments) of $56.70 per share.

                                SELLING SHAREHOLDER

     The following table sets forth the name of the Selling Shareholder, the number of shares of Common Stock owned by the Selling Shareholder, the number of Shares that may be offered by the Selling Shareholder pursuant to this Prospectus, and the number of Shares the Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                  Shares of                   Shares
                                Common Stock                  Owned
                                 Owned Prior     Shares       After
                                   to the        Being      Completion
         Selling Shareholder      Offering      Offered       of the
       ---------------------      --------      -------      Offering
                                                             --------
          National Westminster
          Bank Plc, New York        7,312        7,312          0
          Branch (1)


   _______________

     (1) The Selling Shareholder and certain of its affiliates have provided from time to time, and expect to provide in the future, investment banking services to the Company and its affiliates for which the Selling Shareholder has received and will receive customary fees and commissions.

    The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Shareholder. All of the Shares being offered by the Selling Shareholder were acquired from Thermo Power Corporation, a majority-owned subsidiary of the Company ("Thermo Power"), pursuant to a Stock Purchase Agreement dated as of December 27, 1995 by and among Thermo Power, the Selling Shareholder and the Company (the "Purchase Agreement"). In the Purchase Agreement, the Company agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. See "Sale of Shares." The Company has agreed to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Shareholder.


                                  SALE OF SHARES


                                        5
PAGE

     The Company has been advised that the Selling Shareholder may sell Shares from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

     The Selling Shareholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended.

     (b) The Company's Current Report on Form 8-K filed with the Commission on March 6, 1995 with respect to events occurring on March 2, 1995.

     (c) The Company's Quarterly Report on Form 10-Q for the three-month period ended April 1, 1995, as amended.

     (d) The Company's Quarterly Report on Form 10-Q for the three-month period ended July 1, 1995.

     (e) The Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1995.

     (f) The Company's Current Report on Form 8-K filed with the Commission on January 9, 1996 with respect to events occurring on January 3, 1996.

     (g) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

     All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated


                                       6
PAGE
by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                   LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company and of certain of the Company's subsidiaries, the fair market value of which exceeds $50,000.


                                      EXPERTS

     The financial statements of the Company incorporated in this Prospectus and the financial statement schedules incorporated in the Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended, have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein and therein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report with respect to the Company's financial statements, which includes an explanatory fourth paragraph with respect to the change in the method of accounting for investments in debt and marketable securities in 1994 as discussed in Note 2 to the financial statements.




























                                        7
PAGE

                                      PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

        Item 14.  Other Expenses of Issuance and Distribution.

   The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                                     Amount
                                                                     ------
        Registration fee - Securities and Exchange Commission  ...$     119
        Legal fees and expenses  .................................    1,000

        Accounting fees and expenses  ............................    5,000
        Miscellaneous  ...........................................    1,000
             Total  ..............................................$   7,119

        Item 15.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     The Company maintains officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

     The Selling Shareholder is obligated under the Purchase Agreement to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

        Item 16.  Exhibits and Financial Statement Schedules.

     See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

        Item 17.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



                                        8
PAGE

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
              Provided, however, that paragraphs (a)(1)(i) and
              (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and

                                        9
PAGE
controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.












































                                       10
PAGE

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 11th day of January, 1996.

                                 THERMO ELECTRON CORPORATION

                                 By:  George N. Hatsopoulos
                                      ------------------------
                                      George N. Hatsopoulos,
                                      President and Chief Executive
                                      Officer

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature               Title                            Date
          ---------               -----                            ----


                       President, Chief Executive Officer,
George N. Hatsopoulos  Chairman of the Board and Director   January 11, 1996
George N. Hatsopoulos



                       Executive Vice President
John N. Hatsopoulos    and Chief Financial Officer          January 11, 1996
John N. Hatsopoulos


                       Vice President, Finance
Paul F. Kelleher       (Chief Accounting Officer)           January 11, 1996
Paul F. Kelleher


John M. Albertine      Director                             January 11, 1996
John M. Albertine


                                       11
PAGE

          Signature               Title                            Date
          ---------               -----                            ----



Peter O. Crisp         Director                             January 11, 1996
Peter O. Crisp


Elias P. Gyftopoulos   Director                             January 11, 1996
Elias P. Gyftopoulos



Frank Jungers          Director                             January 11, 1996
Frank Jungers



Robert A. McCabe       Director                             January 11, 1996
Robert A. McCabe



Frank E. Morris        Director                             January 11, 1996
Frank E. Morris



Donald E. Noble        Director                             January 11, 1996
Donald E. Noble



                       Director                             January   , 1996
Hutham S. Olayan



Roger D. Wellington    Director                             January 11, 1996
Roger D. Wellington
















                                       12
PAGE

                                   EXHIBIT INDEX


Exhibit                                                           Sequential
Number         Description of Exhibit                              Page No.
------         ----------------------                              --------


     1       Stock Purchase Agreement dated as of
             December 27, 1995 by and among Thermo
             Power Corporation, National Westminster
             Bank Plc, New York Branch, and the
             Company                                                  _____

     5       Opinion of Seth H. Hoogasian, Esq.                       _____

     23(a)    Consent of Arthur Andersen LLP                          _____

       (b)    Consent of Seth H. Hoogasian, Esq.
              (contained in Exhibit 5)

     24       Power of Attorney (See Signature Page)





































                                       13